                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on form S-3 of our reports as of the dates and relating to the financial statements of the companies listed below, which appear on the following pages of the current report on Form 8-K of Veterinary Centers of America, Inc. dated July 3, 1996:


     COMPANY                      DATE OF REPORT      PAGE REFERENCE
     -------                      --------------      --------------

  The Pet Practice, Inc.          March 22, 1996      F-21

  Professional Veterinary         March 29, 1995      F-36
  Hospitals of America, Inc.

  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

  /s/ Price Waterhouse LLP
  PRICE WATERHOUSE
  Philadelphia, PA
  July 12, 1996